Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 22, 2022, relating to the consolidated financial statements of F45 Training Holdings Inc. and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 17, 2022